REVISED BY-LAWS OF ELECTRONICS, MISSILES
                   AND COMMUNICATIONS,  INC.

              ADOPTED ON NOVEMBER 24, 1986
                      ARTICLE I - OFFICES

     Section 1.1 Registered Office. The registered office of the corporation shall be located within the State of Delaware, and unless removed to a different location within the State of Delaware by appropriate action of the Board of Directors as it may determine appropriate from time to time, the registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 1.2 Other Offices. The corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may, from time to time, determine or the business of the corporation may require.
             ARTICLE II - MEETINGS OF STOCKHOLDERS
     Section 2.1 Place of Stockholders' Meetings. Meetings of stockholders of the corporation shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and dated in the Notice of Meeting.
     Section 2.2 Annual Meeting. Commencing in 1986, an annual meeting of stockholders shall be held on any civil day no later than in the month of September, as determined by the Board of Directors, at which meeting there shall be an election of the Board of Directors. The stockholders may transact such other business as may properly be brought before the Annual Meeting.
     Section 2.3 Special Meeting of Stockholders.
     (a) Special meetings of stockholders, for any proper purpose or purposes, unless otherwise prescribed by lay, the certificate of incorporation, as amended, or the by-laws, may be called by the Chief Executive Officer of the corporation and shall be called by the Chief Executive Officer or Secretary of the corporation at the request in writing of a majority of the Board of Directors or upon the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting.
     (b) Upon receipt of an appropriate written request by the Chief Executive Officer or Secretary of the corporation from any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, being not less than ten (10) days nor more than sixty (60) days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix a date for such meeting and gives notice thereof within ten
(10) days after receipt of such request, the person or persons calling the meeting may do so.
     (c) Business transacted at any special meeting of stockholders shall be limited to the purposes set forth in the Notice of such meeting.
     Section 2 4 Notice of Shareholders' Meeting. Written notice stating the date, place and hour and, if required by law or these by-laws, the purpose of any meeting the stockholders, shall be given to each stockholder of record entitled to vote at the meeting at least ten (10) days prior to the date designated for the meeting, unless otherwise required by law. Such notices may be given at the discretion of, or in the name of, the Board of Directors, President, Vice-President, Secretary or Assistant Secretary. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the

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business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.
     Section 2.5 Quorum for Action by Stockholders.
     (a) Unless otherwise provided by law, in the Articles of Incorporation, as amended, or in these by-laws, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the purpose of transacting such business as may properly come before the meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders resulting in less than a quorum being present.
     (b) If a stockholders meeting cannot be organized because a quorum has not attended, in person or by proxy, those present may, except as otherwise provided by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, in person or by proxy. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
     Section 2.6 Action by Stockholders. Unless otherwise required by law, the
Articles of Incorporation, as amended, or in these by-laws, when a quorum is present at a Stockholders' Meeting, the vote of a majority of the stock present, in person or by proxy, entitled to vote at the meeting shall constitute the acts of the stockholders. If the matter considered at the meeting requires the vote of a different percentage of the stock present by virtue of applicable law, the
Articles of Incorporation, as amended, or these by-laws, such different percentage shall govern and control the vote in order for a decision to constitute action by stockholders.
     Section 2.7 Voting.
     (a) Each stockholder shall at every meeting of the stockholders be entitled to one vote, in person or by proxy, for each share of the common stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the corporation within twenty days next proceeding such election of Directors.
     (b) The Board of Directors shall fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a Stockholders Meeting, for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action of the corporation.
     Section 2.8 Action by Unanimous Consent of Stockholders. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the law or the Articles of Incorporation, as amended, the meeting and vote of stockholders may be



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dispensed with, if all of the stockholders who would have been entitled to vote
upon action if such meeting were held, shall consent in writing to such corporate action being taken.
     Section 2.9 Action by Less Than Unanimous Consent of Stockholders.
     (a) Unless otherwise provided in the Articles of Incorporation, any action required to be taken by stockholders of any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
     (b) Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 2.10 Chairperson of Stockholder's Meetings. The Board of Directors shall designate such person as the Board deems appropriate to chair respective stockholder meetings. In the absence of such designation, the corporation's Chief
Executive Officer shall chair, or designate the person to chair, the respective stockholder meetings.
     Section 2.11 Secretary for Stockholder's Meetings. The Secretary or Assistant Secretary of the corporation shall act as Secretary of all meetings of
Stockholders; and, in the absence of either such officer, the Chairperson may appoint any legally competent person to act as Secretary of the meeting.
                ARTICLE III - BOARD OF DIRECTORS
     Section 3.1 Number. The Board of Directors shall consist of not less than three nor more than ten members. Within the limits specified in this section, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the Annual Meeting. Once elected, Directors shall serve until the next Annual Meeting of the Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.
     Section 3.2 Election. Members of the Board of Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 3.3 of this Article. Members of the Board of Directors need not be stockholders in the corporation.
     Section 3.3 Vacancies. In the event any vacancies shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of Directors or otherwise, it may be filled by a majority of the remaining Directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of Directors, such vacancy may be filled only until the next Annual Meeting of Stockholders, at which time the vacancy shall be filled by vote of the stockholders.
     Section 3.4 Quorum. A majority of the Directors in~office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place, until a quorum shall be present, whereupon the meeting may be held, as adjourned,

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without further notice. At any meeting at which every Director shall be present,
even though without any notice, any business of the corporation may be transacted.
     Section 3.5 Place of Meeting. Meetings of the Board of Directors of the corporation, both regular and special, may be held either within or without the
State of Delaware as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.
     Section 3.6 First Meeting.
     (a) The first meeting of each newly elected Board of Directors shall be held annually, immediately following the Annual Meeting of the Stockholders at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. No notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be present. At such meeting the Board of Directors shall elect officers of the corporation.
     (b) In addition to such regular meeting at the conclusion of the Annual Meeting of Shareholders, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board. Such regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     Section 3.7 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer of the corporation, by a majority of the executive committee, if any or by written request of two Directors in office. Notice of special meetings of the Board of Directors shall be given to each Director, either personally, by direct telephone contact, by mail, or by telegram. Such notice shall designate the place, date and hour of the special meeting as determined by a majority of the Directors in office, or in lieu of such a decision, by the Chief Executive Officer of the corporation.
     Section 3.8 Notices of Meetings of Board of Directors.
     (a) Regular Meetings: No notice shall be required to be given of any regular meeting of the Board of Directors, if a schedule of regular meetings is adopted at the Annual Reorganization Meeting, unless the same is held at other than the time or place for holding such meetings and fixed in accordance with
Section 3.5 of these by-laws, in which event at least five (5) days written notice shall be given to each Director in advance of the time and place of such meeting.
     (b) Special Meetings: Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one (1) day prior to the date named for such special meeting.
     Section 3.9 Participation in Meetings by Conference Telephone. Any member of the Board of Directors, including the entire Board of Directors, may participate in any meeting of the Board of Directors or any committee of the Board of Directors (provided such Director is otherwise entitled to participate), be counted for the purposes of determining a quorum thereof and exercise all rights and privileges to which the Director might be entitled were such Director personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons at the meeting can hear each other.


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     Section 3.10 Informal Action By Board of Directors. Any action which may be taken at a meeting of the Directors, or of the members of any committee of the
Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or the members of the committee, as the case may be, and shall be filed with the Secretary of the corporation. Such action shall be deemed filed with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the
Directors executed pursuant to this Section 3.10 may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.
     Section 3.11 Powers of the Board of Directors.
     (a) General Powers. The Board of Directors shall have all of the power and authority granted by law to the Board, including all power necessary or appropriate to the management of the business and affairs of the corporation.
     (b) Specified Powers. Without limiting the general powers conferred by the last preceding subsection and the powers conferred by the Articles of Incorporation and these by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:
               (i) To confer upon any officer or officers of the corporation the power to choose, remove or suspend assistant officers, agent, or servants.
               (ii) To appoint any person, firm or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and to perform any duties that may be requisite in relation to such trust.
               (iii) To appoint a person or persons to vote shares of another corporation held and owned by the corporation.
               (iv) By resolution adopted by a majority of the entire Board of Directors, to designate one or more committees, each committee to consist of two or more Directors of the corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If it is specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the entire Board of Directors has failed thereof to present or provide alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.
               (v) To fix the place, date, time and purpose of meetings of stockholders.
               (vi) To fix compensation of Directors and officers for services rendered.

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     Section 3.12 Conduct of Meetings of Board of Directors. Meetings of the
Board of Directors shall be conducted by the Chairperson of the Board, the President of the corporation, or by an officer of the corporation designated by the Board of Directors.
     Section 3.13 Manifestation of Dissent. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the Director's dissent shall be entered in the minutes of the meeting or unless the Director shall file a written dissent to such action with the person acting as the Secretary of the meeting before adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right of dissent shall not be afforded to a Director who voted in favor of such action.
     Section 3.14 Compensation. The Directors shall receive such compensation for their services as Directors and as members of any committee appointed by the
Board as may be prescribed by the Board of Directors and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties. Payment of compensation for services as a Director shall not preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.
       ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS
     Section 4.1 Authority. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in the authorizing resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.
     Section 4.2 Minutes of Meetings. Each committee shall keep minutes of its meetings and report the same to the Board of Directors when required.
     Section 4.3 Executive Committee. The Board of Directors may appoint from among its members an executive committee of not less than two members, which committee shall designate one of its members as Chairperson. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the executive committee shall possess and exercise all other powers of the Board of Directors during intervals between meetings.
     Section 4.4 Finance Committee. The Board of Directors may appoint a
Finance
Committee of three or more Directors, and shall designate one Director as Chairperson of the Committee. The Committee shall have the power to fix from time to time the compensation of all principal officers of the corporation and so otherwise exercise all powers which may be specifically delegated to it by the Board of Directors and act upon such matters as may be referred to it from time to time for study and recommendation by the Board of Directors. The finance committee shall also serve as the audit committee to review the audited financial statements submitted by the corporation's certified public accountant, as well as the periodic reports filed by the corporation with regulatory authorities.
     Section 4.5 Nominating Committee. The Board of Directors may appoint from

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among its members at least two Directors for the purpose of making recommendations to the Board of Directors for nomination of individuals to serve on the Board of Directors of the corporation.
     Section 4.6 Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine which shall in each case consist of not less than two Directors, and which shall have such powers and duties as shall from time to time be prescribed in resolutions by the Board of Directors. The Chief Executive Officer shall be a member ex officio of each such committee appointed by the Board of Directors.
                      ARTICLE V - OFFICERS
     Section 5.1 Election and Office. The officers of the corporation shall be elected by the Board of Directors and shall be those officers with such titles and duties as shall be stated, from time to time, by the Board of Directors in a resolution. Two or more offices may be held by the same person, expect that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.
     Section 5.2 Term. The Board of Directors at its first regular meeting after each Annual Meeting of Stockholders may elect such officers with such titles and duties as shall be stated, from time to time, by the Board of Directors in a resolution, including, but not limited to a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such assistant officers as the Board may determine necessary, none of whom need to be a member of the Board of Directors. Each such officer shall serve at; the pleasure of the
Board of Directors until the Annual Meeting of the Board of Directors following the next annual meeting of stockholders when their successors are chosen and qualified, unless sooner removed from office by an affirmative vote of the Board of Directors during their respective tenures.

     Section 5.3 Compensation. Compensation for all officers of the corporation shall be fixed by the Board of Directors.
     Section 5.4 Duties of President or Alternatively Chief Executive Officer.
     (a) Subject to the provisions of 2.10 the President or such other officer as may be designated from time to time by a Resolution of the Board of Directors shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the stockholders and of the Board of Directors, shall have general and active management authority over the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     (b) The President or such other officer as may be designated from time to time by a Resolution of the Board of Directors, shall execute Bonds, Mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     (c) Unless otherwise determined by the Board of Directors, the President or Chief Executive Officer shall have full power and authority on behalf of the corporation to attend and act and to vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation

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may have possessed and exercised.
     Section 5.5 Duties of Vice-President. The Vice-President, or if there shall be more than one, Vice-Presidents, in the order determined by the Board of Directors shall, in the absence or disability of the President or a Chief Executive Officer, perform the duties and exercise the powers of the President or Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Vice-
President shall have such additional powers and perform such duties as may be assigned to them by the Board of Directors or the President or Chief Executive Officer. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of the Vice-President's duties.
     Section 5.6 Duties of Secretary and Assistant Secretary.
     (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors and a book to be kept for that purpose and shall perform similar duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, President or Chief Executive Officer, under whose supervision the Secretary shall serve. The
Secretary shall keep in safe custody both the shareholder records and the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the
Secretary's signature or by the signature of an assistant Secretary.
     (b) The assistant Secretary, or if there is more than one, assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may, from | time to time, prescribe.
     Section 5.7 Duties of Treasurer and Assistant Treasurer.
     (a) Except where otherwise designated by the Board of Directors, from time to time, the Treasurer shall, subject to the direction of a designated Vice-President, have general custody of all the funds and securities of the Company and have general supervisions of the collection and disbursement of funds of the
Company. He may sign, with the President, or such other person or persons as may be designated for the purpose by the Board of Director, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company full and accurate account of all monies received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any Director of the Company upon application of the office of the Company during business hours; and whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of
Directors or the By-Laws; he shall give bond to the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors.
     (b) The Treasurer shall have charge of all the funds and securities of the corporation which may come into the possession of the corporation. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the corporation checks, notes, and

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other obligations, and shall deposit the same to the credit of the corporation in such banks or depositories as the Board of Directors may designate and shall file all receipts and vouchers for payments made to the corporation. The Treasurer shall sign all checks made by the corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall be responsible for the regular entry and books of the corporation to be kept for such purpose, and the full and accurate account of all funds and securities received and paid by an account of the corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the corporation.
The Treasurer shall have such other powers and shall perform such~other duties as the Treasurer may be assigned from time to time by the Board of Directors. The
Treasurer shall give such bond, if any, for the faithful performance of the duties set forth herein as shall be required by the Board of Directors and any such bond shall remain in the custody of the President or Chief Executive Officer.
     (c) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 5.8 Powers and Duties of Vice-President and Assistant Officers.
To
the extent not explicitly set forth above and in the absence of a President, each
Vice-President and each Assistant Officer shall have the powers and perform the duties of the respective superior officers. Vice-President and Assistant Officers shall have such rank as may be designated by the Board of Directors. Vice-Presidents may be designated by the Board of Directors. Vice-Presidents may be designated as having responsibility for a specific area of the corporation's affairs, in which event such Vice-President shall be superior to other Vice-Presidents in relation to matters within his area. The President or Chief Executive Officer shall be the superior officer to the Vice-President or Vice-Presidents. The Treasurer and Secretary shall be superior officers to the Assistant Treasurers and the Assistant Secretaries, respectively.
     Section 5.9 Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the corporation to any other person from time to time.
     Section 5.10 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for whatever reason.
                   ARTICLE VI - COMMON STOCK
     Section 6.1 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate which shall be such form as the Board of
Directors may from time to time prescribe, signed by, or in the name of the corporation by, the President or Chief Executive Officer or a Vice-President, and the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.
     Section 6.2 Transfer Agent. The Board of Directors shall have power to appoint one or more Transfer Agents and registers for the transfer and registration of certificates of stock, and may require that stock certificates shall be countersigned and registered by one or more of such
Transfer Agents and Registrars. Where a certificate is signed (1) by a Transfer

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Agent or an Assistant Transfer Agent, or (2) by a Transfer Clerk acting on behalf
of the corporation and a Registrar, the signature of any such President, Chief Executive Officer, Vice-President, Treasurer, Assistant Treasurer, Secretary or
Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon have not ceased to be such officer or officers of the corporation.
     Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an Affidavit of that fact by the person claiming the Certificate of Stock to be lost or destroyed. When authorizing such issue of a new Certificate or Certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of such lost or destroyed Certificate or Certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the Certificate alleged to be lost or destroyed.
     Section 6.4 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed, with a duly executed Stock Power attached, or otherwise accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation 'to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 6.5 Closing of Transfer Books. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividends or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance, a day not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividends, or the date for the allotment of any rights or the date when any change or conversion or exchange of common stock shall go into effect, or a date in connection with obtaining such an expense, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitlement to receive payment of such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividends, or to receive such allotment of rights, or to

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exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.
     Section 6.6 Holders of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
                     ARTICLE VII - DIVIDENDS
     Section 7.1 Declared by Board of Directors. Dividends upon the common stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at a regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the certificate of incorporation.
     Section 7.2 Reserves. Before making any dividend, there may be set aside out of the funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their sole and absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equal dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the corporation, and the Directors may modify or abolish any such reserve in the matter in which it was created.
                  ARTICLE VIII - MISCELLANEOUS
     Section 8.1 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation as prepared by its certified public accountant.
     Section 8.2 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     Section 8.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer of officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 8.4 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year it was organized and words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 8.5 Waiver of Notice. Any notice required to be given under the provisions of these by-laws or otherwise may be waived by the stockholder, Director or Officer to whom such notice is required to be given.
ARTICLE IX - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS
     Section 9.1 Indemnification.
     (a) The corporation shall indemnify Directors or Officers of the corporation against expenses (including legal expenses), Judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil,

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criminal, administrative or investigative, brought or threatened to be brought against such person, including actions or suits by or in the right of the corporation, by reason of the fact that such person is or was a Director or Officer of the corporation, its parent or any of its subsidiaries, or acted as a Director or Officer or in any other capacity on behalf of the corporation, its parent or any of its subsidiaries, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
     (b) The Board of Directors may, by resolution, similarly indemnify any person other than a Director or Officer of the corporation to the fullest extent now or hereafter permitted by law for liabilities incurred by such person in connection with services rendered for or at the request of the corporation, its parent or any of its subsidiaries.
     (c) The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred as to a person who has ceased to be Director or Officer or to render services for or at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.
The rights of indemnification provided for herein shall not be deemed to be the exclusive rights to which any Director, Officer, employee or other agent of the corporation may be entitled.
     Section 9.2 Advances. The corporation may pay the expenses incurred by any person entitled to be indemnified by the corporation in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt and undertaking by or on behalf of such person, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized by law.
     Section 9.3 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the corporation or who is or was serving in any capacity in any other corporation or organization at the request of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under law.
                     ARTICLE X - AMENDMENTS
     Section 10.1. The Board of Directors shall have the power to add any provision to or to alter or repeal any provision of these by-laws by a vote of a majority of all of the Directors at a regular or special meeting of the Board provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board of Directors. The power of the Board of Directors to alter, amend and repeal these by-laws shall be subject always to the power of the stockholders to further alter, amend or repeal these by-laws.
     Section 10.2 Stockholders. The stockholders may alter, amend, and repeal any provision of the by-laws by a vote of a majority of the stockholders at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.
     Section 10.3 Notice of Meeting. No change of the time or place of the meeting for a vote on a proposal to alter, amend, or repeal these by-laws shall be made within sixty days before the date on which such meeting is to be held,

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 and in the case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to the stockholder's last known post office address at least twenty days before the meeting is held.